Exhibit 99.2

FOR IMMEDIATE RELEASE

NEW YORK CITY REIT ANNOUNCES COMPLETION OF REVERSE STOCK SPLIT AND TERMINATION OF REIT STATUS

NEW YORK, January 12, 2023 – New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today that it completed a previously announced reverse stock split at a ratio of 1-for-8 (the “Reverse Stock Split”). The Reverse Stock Split took effect at 5:00 p.m. Eastern Time on January 11, 2023 (the “Effective Time”) and automatically converted each share of Common Stock outstanding at that time into 0.125 shares of Common Stock. The Reverse Stock Split affected all holders of Common Stock uniformly and did not affect any common stockholder’s percentage ownership interest in the Company, except for any fractional shares of Common Stock that would otherwise have resulted from the Reverse Stock Split which will be settled by cash payment, calculated on the basis of the closing trading price of the Common Stock (as adjusted for the Reverse Stock Split) on January 11, 2023 on the NYSE multiplied by such fraction. As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock outstanding was reduced from approximately 15.4 million to approximately 1.9 million shares as of the Effective Time.

Additionally, the Company announced that its board authorized the termination of the Company’s election to be treated as a real estate investment trust or “REIT” election which, when terminated, will be effective January 1, 2023. The Company will file a certificate of notice with the Maryland State Department of Assessments & Taxation notifying stockholders of the board’s determination to no longer continue to be qualified as a REIT and that therefore the restrictions on ownership and transfer of Shares (as defined in the Company's charter) of the Company's charter shall no longer apply.

About the Company

The Company owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s potential election to terminate its status as a REIT, (b) the anticipated benefits of the potential Reverse Stock Split, (c) whether the Company will be able to successfully acquire new assets or businesses, (d) the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environment, (e) the fact that the Company had to restate or revise certain of its historical financial statements and has identified a material weakness in its internal controls over financial reporting and (f) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission after that date including but not limited to subsequent Quarterly Reports on Form 10-Q, Amendments to Quarterly Reports on Form 10-Q/A and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063